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                                                                     EXHIBIT 4.9
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                SECOND AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE


                       INTERNATIONAL TRANSMISSION COMPANY


                                       TO


                    THE BANK OF NEW YORK TRUST COMPANY, N.A.


                                     Trustee


                              --------------------


                           Dated as of March 24, 2006


                              --------------------


               Supplementing the First Mortgage and Deed of Trust
                            Dated as of July 15, 2003

                   Amending the Second Supplemental Indenture
                     and the First Mortgage Bonds, Series B



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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...........2


         Section 101.      Definitions.........................................2


ARTICLE TWO  AMENDMENTS........................................................2


         Section 201.      Amendments to the Second Supplemental Indenture.....2

         Section 202.      Amendment to the First Mortgage Bonds, Series B.....2


ARTICLE THREE   MISCELLANEOUS PROVISIONS.......................................2





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     SECOND AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE, dated as of March 24,
2006, between International Transmission Company, a corporation organized and existing under the laws of the State of Michigan (herein called the "COMPANY"), having its principal office at 39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375 and THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor to BNY MIDWEST TRUST COMPANY), a national banking association, as Trustee (herein called the "TRUSTEE"), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60630.

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of July 15, 2003 (the "ORIGINAL INDENTURE") providing for the issuance by the Company from time to time of its bonds, notes and other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "SECURITIES") and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of July 15, 2003 (the "FIRST SUPPLEMENTAL INDENTURE") to the Original Indenture providing for the issuance by the Company of $185,000,000 4.45% First Mortgage Bonds, Series A, due July 15, 2013;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of July 15, 2003 (the "SECOND SUPPLEMENTAL INDENTURE") to the Original Indenture providing for the issuance by the Company of First Mortgage Bonds, Series B, due February 28, 2006 (the "FIRST MORTGAGE BONDS, SERIES B"), and an Amendment to Second Supplemental Indenture dated as of January 19, 2005 (the Second Supplemental Indenture as so amended, the "AMENDED SECOND SUPPLEMENTAL INDENTURE") providing for certain amendments to the First Mortgage Bonds, Series B;

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Amended Second Supplemental Indenture (as so amended and supplemented, the "INDENTURE") and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Amendment to Second Supplemental Indenture (the "SECOND AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE") in order to amend the Second Supplemental Indenture and the First Mortgage Bonds, Series B as set forth in Article Two hereof; and

     WHEREAS, all things necessary to make this Second Amendment to Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, THIS SECOND AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the terms of the First Mortgage Bonds, Series B established in the Second Supplemental Indenture, it is mutually covenanted and agreed as follows:





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                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     Section 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

                                   ARTICLE TWO

                                   AMENDMENTS

     Section 201. Amendments to the Second Supplemental Indenture. (a) Section 201 of the Second Supplemental Indenture shall be amended to read as follows:

     "Section 201. Title of the Series B Bonds. This Second Supplemental Indenture hereby creates a series of Securities designated as the "First Mortgage Bonds, Series B, due March 10, 2010" of the Company (the "SERIES B BONDS")."

          (b) Exhibit A of the Amended Second Supplemental Indenture is amended by substituting "March 10, 2010" for each reference to "March 19, 2007."

     Section 202. Amendment to the First Mortgage Bonds, Series B. Each of the First Mortgage Bonds, Series B heretofore issued and outstanding on the date hereof shall be amended by substituting "March 10, 2010" for each reference therein to "March 19, 2007."

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Amendment to Second Supplemental Indenture, the Series B Bonds or the proper authorization or the due execution hereof by the company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. The Trustee shall not be accountable for the use or the application by the Company of the Series B Bonds or of the proceeds thereof.

     Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Second Amendment to Second Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     This Second Amendment to Second Supplemental Indenture and the Series B Bonds shall be governed by and construed in accordance with the law of the State of New York; except that (i) if this Second Amendment to Second Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, this Second Amendment to Second Supplemental Indenture and the Series B


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Bonds shall be governed by the Trust Indenture Act to the extent that the Trust
Indenture Act shall be applicable and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Second Amendment to Second Supplemental Indenture and the Series B Bonds shall be governed by the law of such jurisdiction to the extent mandatory.

     This Second Amendment to Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to
Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                      INTERNATIONAL TRANSMISSION
                                      COMPANY


                                      By: /s/ Daniel J. Oginsky
                                         ---------------------------------------
                                         Name:  Daniel J. Oginsky
                                         Title: Vice President and
                                                General Counsel

                                      THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                                      By: /s/ Roxane Ellwanger
                                         ---------------------------------------
                                         Name:  Roxane Ellwanger
                                         Title: Assistant Vice President




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